UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2022

Warrior Technologies Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-40124	85-2180589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 W. Illinois, Suite 1120 Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 818-0498
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	WARR.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	WARR	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	WARR.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 2, 2022, the New York Stock Exchange (the “NYSE”) notified Warrior Technologies Acquisition Company (the “Company”), and publicly announced, that the NYSE determined to commence proceedings to delist the Company’s Class A common stock, warrants and units (collectively, the “Securities”) from the NYSE and that trading in the Company’s Securities would be suspended immediately pursuant to Sections 802.01B and 102.06e of the NYSE’s Listed Company Manual because the Company failed to consummate a business combination within the time period specified by its constitutive documents, which expired on September 2, 2022. The Company previously announced on August 30, 2022 that (i) the Company would redeem its outstanding shares of Class A common stock as promptly as practicable following (but not more than 10 business days after) September 2, 2022, as it intends to discontinue its pursuit of an initial business combination and (ii) all outstanding warrants of the Company will be cancelled with effect on the redemption date. Accordingly, the Company does not intend to appeal the NYSE’s determination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Technologies Acquisition Company

Date: September 8, 2022	By:	/s/ H.H. “Tripp” Wommack III
	Name:	H.H. “Tripp” Wommack III
	Title:	Chairman, President, Chief Executive Officer and Chief Financial Officer